Exhibit 99.1

MultiSensor AI Announces Third Quarter 2025 Results

Houston, TX, November 13, 2025 – MultiSensor AI Holdings, Inc. (NASDAQ: MSAI) (the “Company” or “MSAI”), a pioneer in condition-based monitoring and predictive maintenance, today announced financial results for the third quarter ended September 30, 2025.

Asim Akram, CEO and President, commented: “The third quarter marked continued progress toward operational excellence and long-term growth. We advanced critical initiatives to strengthen our foundation, enhance commercial execution, and scale our recurring revenue base. Our transition towards integrated, solution-oriented offering is creating value for customers and further validating product market fit across key verticals.  Our expansion into North America with a global distribution leader reinforces both the market relevance of our solutions and the scalability of our multisensor platform. We remain disciplined and focused on delivering sustainable growth and tangible return on investment for our customers.”

Robert Nadolny, CFO, continued, “We are excited about our continued growth in software revenue and the commercial traction we’re realizing with key customers. Our third quarter results also reflect the early benefits of the cost-saving initiatives we implemented during the third quarter. We also announced two capital raises shortly after quarter-end totaling approximately $26 million, net of offering expenses. Together, these developments have enhanced our financial flexibility and have allowed for more focused investment in our platform as we continue executing on our path toward profitability.”

Financial Highlights:

●	Third quarter revenue was $1.6 million, which is consistent with the third quarter of 2024 and represents an increase of $0.2 million, or 11%, quarter over quarter.
●	Software revenue grew to $0.6 million in the third quarter of 2025, representing an increase of $0.3 million, or 114%, as compared to the third quarter of 2024, and an increase of $0.2 million, or 54%, quarter over quarter.
●	Gross margin was 64% in the third quarter of 2025, representing a decrease of 3% as compared to the third quarter of 2024, and an increase of 40% quarter over quarter.
●	Third quarter net loss was $1.7 million, representing a decrease of $6.5 million, or 80%, as compared to the third quarter of 2024, and a decrease of $1.6 million, or 50%, quarter over quarter.

Strategic Business Highlights:

●	We have realigned our solutions under two offerings: Early Threat Detection (“ETD”) and Reliability Maintenance Engineering (“RME”). As part of this realignment, we simplified our go-to-market strategy with Resolution Kits, and launched the MSAI Hub, an edge gateway that reduces installation complexity.
●	During the quarter, we successfully implemented MSAI ETD and RME solutions in the United States with a global distribution leader, marking the first wave of North American deployments following multiple successful programs across Europe and the United Kingdom.
●	In the Data Center market, we have narrowed our focus to the infrastructure surrounding and supporting data centers– specifically Electrical Panel Monitoring (“EPM”) and ETD applications. This includes using MSAI Connect solutions to monitor power and cooling control systems. During the quarter, we began discussions to pilot these solutions with several large data center owners and operators.
●	We have executed, and continue to execute, strategic targeted cost optimization initiatives to align our expense base with current operations to enhance long-term profitability, preserve agility, and position MSAI for scalable and efficient growth. These initiatives were instrumental to the decrease in operating expenses and net loss during the third quarter of 2025.
●	As of September 30, 2025, approximately 665 active sensors were connected to the MSAI Connect platform, as compared to approximately 610 as of June 30, 2025, and 249 as of September 30, 2024. This represents a 9% increase quarter over quarter and a 167% increase year over year.

The Company’s Quarterly Report is filed with the SEC, and is available at www.sec.gov as well as in the Investor Relations section of the Company’s website (www.multisensorai.com). More information, including an updated investor presentation, is available on MSAI’s Investor Relations website at www.investors.multisensorai.com.

About MultiSensor AI

MultiSensor AI builds and deploys intelligent multi-sensing platforms incorporating edge and cloud software solutions that leverage artificial intelligence. MSAI’s integrated solutions utilize data generated from an array of sensors and sensor modalities including high-resolution thermal imagers, visible and acoustic imagers, as well as vibration and laser spectroscopy sensors, to protect customers’ most critical assets. MSAI’s platform combines condition-based monitoring data with proprietary edge and cloud software to generate actionable insights that, we believe, minimize unplanned downtime, reduce maintenance costs, prevent hazards, and extend asset life.

For more information or to request a demo, please visit www.multisensorai.com

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “will,” “would” or their negatives or variations of these words, or similar expressions. All statements contained in this press release that do not strictly relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding capital raises, the management’s expectations regarding its strategic priorities and objectives, future plans and business prospects. These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including our ability to obtain stockholder approval for and satisfy the other conditions to the second closing of our private placement and those identified in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2024, as such factors may be updated from time to time in the Company’s other filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Any forward-looking statement made in this press release is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

MSAI Contact:

e-mail: ir@multisensorai.com

website: www.multisensorai.com

Source: MultiSensor AI Holdings, Inc.

MultiSensor AI Holdings, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(Amounts in thousands of U.S. dollars, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue, net	$1,574	$1,602	$4,163	$6,002
Cost of goods sold (exclusive of depreciation)	566	533	2,126	2,240
Inventory impairment	—	2,038	—	2,272
Operating expenses:
Selling, general and administrative	2,164	6,098	9,212	12,072
Share-based compensation expense	205	29	1,535	3,355
Depreciation	342	307	952	878
Loss (gain) on asset disposal	(9)	342	(33)	342
Other loss	—	930	—	930
Total operating expenses	2,702	7,706	11,666	17,577
Operating loss	(1,694)	(8,675)	(9,629)	(16,087)
Interest expense (income), net	(5)	—	(20)	63
Change in fair value of convertible notes	—	—	—	475
Change in fair value of warrants liabilities	—	—	—	(38)
Loss on financing transaction	—	—	—	1,381
Other expense (income), net	(1)	(85)	(181)	893
Loss before income taxes	(1,688)	(8,590)	(9,428)	(18,861)
Income tax expense (benefit)	(11)	(395)	7	(351)
Net loss	$(1,677)	$(8,195)	$(9,435)	$(18,510)
Weighted-average shares outstanding, basic and diluted
Basic	34,495,208	24,268,186	33,554,326	16,639,114
Diluted	34,495,208	24,268,186	33,554,326	16,639,114
Net loss per share, basic and diluted
Basic	$(0.05)	$(0.34)	$(0.28)	$(1.11)
Diluted	(0.05)	(0.34)	(0.28)	(1.11)